CONSENT OF INDEPENDENT AUDITORS We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-275439 and 333-277523) and Form S-8 (Nos. 333-249571, 333-254932, 333-263537, 333-270644, 333-277400, 333-285201 and 333-293651) of Tarsus Pharmaceuticals, Inc. of our report dated July 17, 2026 relating to the financial statements of Alkeus Pharmaceuticals, Inc., which appears in this Current Report on Form 8-K/A. /s/ PricewaterhouseCoopers LLP Boston, Massachusetts October 13, 2026 Exhibit 23.1